UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 30, 2005

                        UNITED FUEL & ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

           Nevada                    333-68008                    91-2037688
(State or other jurisdiction        (Commission                 (IRS Employer
       of incorporation)            File Number)             Identification No.)

       405 N. Marienfeld, 3rd Floor                               79701
               Midland, Texas
   (Address of principal executive offices)                     (Zip Code)

        Registrant's telephone number, including area code (432) 571-8049

--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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      This Form 8-K and other reports filed by United Fuel & Energy Corporation, a Nevada corporation (the "Registrant" or the "Company"), from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative if these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

      Item 2.01 Completion of Acquisition or Disposition of Assets

      On June 30, 2005, a wholly-owned subsidiary of the Registrant, United Fuel & Energy Corporation, a Texas corporation ("UF&E Texas"), acquired certain assets of Clark Oil Company, an Oklahoma corporation ("Clark Oil"). Pursuant to the Asset Purchase Agreement dated as of March 2, 2005 and modified by that Closing Agreement dated as of June 27, 2005 (collectively, the "Purchase Agreement") by UF&E Texas, Clark Oil, William H. Clark, Jr. and Martin T. Clark (individually and collectively, the "Stockholder") the Company acquired (a) substantially all of the assets used in Clark Oil's lubricants, gasoline and diesel business (the "Business"), (b) all of each Stockholder's goodwill associated with the Business, (c) $1.3 million in Clark Oil's accounts receivable ("Accounts Receivable") from the Business and (d) all inventory of the Business valued at $760,000.

      As consideration for the purchased assets, UF&E Texas paid an aggregate of $2.2 million as follows: (i) $250,000 from an escrow pursuant to the Escrow Agreement between UF&E Texas, Clark Oil and Home Title Guaranty Co. as escrow agent; (ii) $350,000 paid to the Stockholder; (iii) $600,000 paid to Clark Oil on June 27, 2005 and (iv) two promissory notes to the Stockholders, each in the principal amount of $500,000, bearing 6% interest with payments due in 60 equal monthly installments commencing July 27, 2005 and continuing until June 27, 2010 ("Notes"). UF&E Texas will pay Clark Oil an additional $1.4 million after it finalizes bank debt financing ("Additional Payment Obligation"). If such payment is not made on or before August 31, 2005, the parties agree to negotiate in good faith for 30 days to effect alternate arrangements to cause the remaining $1.4 million to be paid to Clark Oil.

      UF&E Texas will also pay Clark Oil for the inventory in three equal monthly installments with the first installment due 30 days after the closing. UF&E Texas will also pay Clark Oil for the Accounts Receivable actually collected on a monthly basis for 90 days, but no more than 33% of the Accounts Receivable discounted by 15% for any particular month.

      The Notes have been secured by a mortgage security agreement and collateral assignment, provided that the Stockholders have agreed to subordinate such security interests to loans from the Registrant's bank lenders. The Registrant's obligations under the Notes, the Additional Payment Obligation, and the Registrant's payments regarding Accounts Receivable and inventory are guaranteed by our major stockholders, Thomas Kelly and Scott Heller.

      Item 9. Financial Statements and Exhibits

      (a) Financial Statements of Businesses Acquired.

      To be filed by amendment within 71 days of this date.

      (b) Pro Forma Financial Information

      To be filed by amendment within 71 days of this date

      (c) Exhibits.

      None.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        UNITED FUEL & ENERGY CORPORATION
                                                  (Registrant)


Date: July 8, 2005                      By: /s/ Bobby W. Page
                                          --------------------------------------
                                                Bobby W. Page,
                                                Vice President and
                                                Chief Financial Officer